UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2016

Code Rebel Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37377	46-4825060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Ho’okele Street, Suite 102 Kahului, HI	96732
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (808) 871-6496

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2016, Code Rebel Corporation (“Code Rebel”) provided an unsecured loan of $500,000 to Aegis Identity Software, Inc. (“Aegis Identity”), a privately-held company that provides identity and access management products and services for education information technology environments.  The loan is evidenced by a promissory note issued by Aegis Identity (the “Promissory Note”) in the principal amount of $500,000 that bears interest at the rate of 9% per annum, compounded annually, provided that during any Event of Default (as defined in the Promissory Note), the interest rate increases to 15% per annum, compounded annually.  The obligations under the Promissory Note will be discharged in full if Aegis Identity merges with Code Rebel as contemplated by a non-binding letter of intent dated as of even date, as further described below. If such merger is not consummated, the Promissory Note, including accrued interest, is due and payable on June 30, 2016, or upon certain other specified events as specified in the Promissory Note. The proceeds of the loan are expected to be used by Aegis Identity for general working capital purposes, including the payment of expenses related to the proposed merger with Code Rebel.

The foregoing description of the Promissory Note is qualified in its entirety by the text of such document which is annexed to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On January 14, 2016, Code Rebel issued a press release announcing that it entered into a non-binding letter of intent to engage in a merger with Aegis Identity.

Under the terms of the letter of intent, it is expected that Aegis Identity shareholders will own 60% of the issued and outstanding shares of Code Rebel, determined on a fully diluted basis, immediately following the merger of Aegis with Code Rebel.  As contemplated, Code Rebel will be the surviving entity in this merger.

The letter of intent provides that, subject to certain exceptions, for a forty-five day period, neither party may engage in negotiations or solicit proposals with another company with respect to an acquisition or a debt or equity investment transaction, disposal of assets outside of the ordinary course, or, with respect to Aegis Identity, sell any equity or debt interest, subject to certain exceptions.  The letter of intent also provides that Code Rebel will lend Aegis Identity $500,000, as further described above.

Completion of the merger is contingent upon certain closing conditions, including customary due diligence considerations, the negotiation, execution and delivery of a merger agreement by the parties, and board and stockholder approval.  There can be no assurances that a merger agreement or a closing will occur based on satisfaction of these conditions.  Due to the non-binding nature of the letter of intent, the terms of the proposed transaction remain subject to change.

A copy of the press release announcing the reverse merger is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished, not filed, with the Securities and Exchange Commission and is not incorporated by reference in any filings unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Item 7.01, including Exhibit 99.1, is not intended to, and does not, constitute a determination or admission by Code Rebel that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Code Rebel.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions regarding the potential merger with Aegis and our expectations regarding the effects of such merger.  These forward-looking statements are made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties, and actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences include, but are not limited to, the execution or entry into a merger agreement on satisfactory terms; a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; the impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; changes in government regulation; the ability to complete customer transactions; and other factors relating to our industry, our operations and results of operations and any businesses that may be acquired by us.

You should not place any undue reliance on these forward looking statements, which speak only as of the date of this Current Report.  Additional information concerning factors that might affect our business or stock price, which could cause actual results to materially differ from those in forward-looking statements is contained in Code Rebel’s filings, including quarterly and annual reports that we file with the Securities Exchange Commission.  Such forward-looking statements only speak as of the date of this Current Report.  We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Aegis Identity Software, Inc. 9% Promissory Note, dated January 14, 2016.
Exhibit 99.1	Press Release, dated January 14, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016	CODE REBEL CORPORATION

	By:	/s/ Arben Kryeziu
Arben Kryeziu
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Aegis Identity Software, Inc. 9% Promissory Note, dated January 14, 2016.
Exhibit 99.1	Press Release, dated January 14, 2016.